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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of eLoyalty Corporation on Form S-8 (File Nos. 333-96473, 333-30374 and 333-42284) of our report dated January 30, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Stockholders of eLoyalty Corporation, which is incorporated by reference in eLoyalty's Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedule, which appears in eLoyalty's Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2001